EXHIBIT 5.4

Thomas Gluck

2350 1177 W. Hastings Str

Vancouver, BC V6E 2K3

Canada

e-mail address:	tgluck@bajamining.com
Phone (business hrs):	(604) 685-2323

CONSENT OF AUTHOR

TO:	The British Columbia Securities Commission
The Alberta Securities Commission
The Ontario Securities Commission
The Toronto Stock Exchange (TSX)
United States Securities & Exchange Commission (SEC)

I, Thomas Gluck, Pr.Eng, FSAIMM, FSAIChE, Registered Member CIM, do hereby consent to the filing, with the regulatory authorities referred to above, of the technical report titled, “Technical Report Update”, of the Boleo Project located in Santa Rosalia, Baja California Sur, Mexico and dated March 2, 2010 (the “Technical Report”) and any extracts from or a summary of the Technical Report in the Canadian Base Shelf Prospectus (the “Prospectus) and in the Registration Statement on Form F-10 dated March 8, 2010 (the “Registration”) and to the use of my name therein. In addition, I do hereby consent that any extracts from, or a summary of, the Technical Report may be filed with any stock exchange, any other regulatory authority and any publication by them for regulatory purposes, including electronic publication in the publicly accessible company files on their websites.

Dated this 8th day of March, 2010

/s/ Thomas Gluck________________

Thomas Gluck